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                                                                    Exhibit 10.6

                        EXECUTIVE EMPLOYMENT AGREEMENT

                                CAROL A. BURKE
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                     BOARD OF TRADE OF THE CITY OF CHICAGO

          Executive Employment Agreement dated as of May 18, 1999, between CAROL
A. BURKE of 734 W. Hutchinson Street, Chicago, Illinois 60613 (the "Executive"), and BOARD OF TRADE OF THE CITY OF CHICAGO, an Illinois corporation, with its principal office at 141 West Jackson Boulevard, Chicago, Illinois 60604 (the "Company").

          WHEREAS, the Executive is currently serving as Executive Vice President and General Counsel of the Company;

          WHEREAS, the Company desires to enter into an agreement obligating the Executive to a term of exclusive employment, and which sets forth the terms and conditions of its employment of the Executive as the Company's Executive Vice President and General Counsel and imposes reasonable limitations on her business activities following such employment; and

          WHEREAS, the Executive, in reliance on the promises and inducements contained herein, desires to accept such continuing and exclusive employment for the stated term, and upon the other terms and conditions hereinafter set forth, including those relating to her post-employment business activities;

          NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Executive and the Company agree as follows:


                                   ARTICLE I

                                  Employment

          Section 1.01. Position; Term; Responsibilities. The Company hereby employs the Executive as its Executive Vice President and General Counsel, and the Executive shall remain in

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such position while employed by the Company for a term commencing on May 18,
1999 and ending on May 18, 2002. The term of employment as prescribed in the preceding sentence is hereinafter called the "Employment Period." Subject to the Charter, Rules and Regulations of the Company and the powers, authorities and responsibilities vested in the President, the Chairman, the Vice Chairman, and the Board of the Company, and in duly constituted committees of the Company, the Executive shall have such duties and responsibilities as are customarily exercisable by an executive vice president and general counsel. The Executive shall also perform all duties assigned to her under and pursuant to the Charter, Rules and Regulations of the Company and such other executive and administrative duties (not inconsistent with the position of executive vice president) as the Executive may reasonably be expected to be capable of performing on behalf of the Company, its subsidiaries and affiliates (collectively, including the Company, the "Companies"), as may from time to time be authorized or directed by the President or the Board. The Executive agrees to be employed by the Company in all such capacities for the Employment Period, subject to all the covenants and conditions hereinafter set forth.

          Section 1.02. Duties. During the Employment Period, the Executive shall uphold the Charter, Rules, and Regulations of the Company and shall perform faithfully the duties assigned to her to the best of her abilities and devote her full and undivided business time and attention to the transaction of the Companies' businesses and not engage in any other business; provided, however, that the Executive, subject to the approval of the President, may serve as a director of other corporations not in competition with the Companies; provided, further, that the Executive may participate in civic and charitable activities which do not adversely affect her ability to carry out her responsibilities hereunder.

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                                  ARTICLE II

                                 Compensation

          Section 2.01. Periodic Compensation. As compensation for her services hereunder, the Company (subject to any election by the Executive under any deferred compensation plan of the Company) shall pay to the Executive a minimum salary, payable in installments in accordance with the Company's normal payment schedule for senior management of the Company, as follows:

     Effective as of May 18, 1999 and during the remainder of the Employment Period, the Executive's minimum annual salary shall be Four Hundred Nineteen Thousand Three Hundred Seventy-Five Dollars ($419,375).

The amount of the Executive's minimum annual salary from time to time in effect under this Section 2.01 is hereinafter called the "Base Salary." On June 1, 2000 and on the first day of June in each year thereafter during the Employment Period, or as soon thereafter as the Board may act, the Board shall review the annual salary of the Executive. The Board may, in its absolute discretion, increase (but not decrease) the Executive's annual salary at any time above the Base Salary required by this Section 2.01. The Executive's annual salary in effect from time to time under this Section 2.01 is hereinafter called her "Basic Compensation."

          Section 2.02. Cost of Living Adjustment. In view of the terms and conditions herein, the Executive expressly acknowledges that no automatic cost-of-living adjustment to the Executive's Base Salary is contemplated or in any way required.

          Section 2.03. Incapacity. If at any time during the Employment Period the Executive is unable to perform fully her duties hereunder by reason of illness, accident or other disability (as confirmed on the basis of competent medical evidence by a medical doctor appointed

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by the then President of Mercy Hospital and Medical Center or, if not available, appointed by the Board with the approval of the Executive or her legal representative, which approval shall not unreasonably be withheld), during the first year of such incapacity (but in no event beyond the end of the Employment Period, except as provided in Section 3.01) she shall be entitled to receive her Basic Compensation to which she would be entitled under Section 2.01, and during any remaining period of such incapacity (but in no event beyond the end of the Employment Period, except as provided in Section 3.01) she shall be entitled to receive one half of her Base Salary paid as provided in the first sentence of Section 2.01. If the Executive shall resume the full performance of her duties hereunder following any period of incapacity, the Executive shall be entitled again to receive her Basic Compensation. Notwithstanding the foregoing provisions of this Section 2.03, the amounts payable to the Executive under this Section 2.03 shall be reduced by any amounts received by the Executive with respect to any such incapacity pursuant to any insurance policy, plan or other employee benefit provided to the Executive by the Company. For the purposes of this Section 2.03, more than one occurrence of incapacity during the Employment Period shall be treated as a single period of incapacity regardless of any interruption in such incapacity, except that a new and separate period of incapacity shall be deemed to have commenced if (i) the illness, accident or other disability giving rise to the latest occurrence of incapacity is totally unrelated to any prior incapacity or (ii) notwithstanding that the illness, accident or disability giving rise to the latest occurrence of incapacity is related to any prior incapacity, the Executive has performed her duties hereunder for a continuous period of at least six months since the termination of such prior incapacity.

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          Section 2.04. Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans and to receive all other fringe benefits as are from time to time made generally available to the senior management of the Company.

          Section 2.05. Expense Reimbursement. The Company shall reimburse the Executive for all proper expenses incurred by her in the performance of her duties hereunder, in accordance with the policies and procedures established by the Company applicable to its senior management.

          Section 2.06. Post Employment Medical and Dental Coverage. Following expiration of the Employment Period as prescribed in Section 1.01, the Company shall, unless the Executive directs otherwise from time to time, continue to provide the Executive and her immediate family with such medical and dental coverage as it provides its senior management and their immediate families from time to time. In the event of the death of the Executive, this Section 2.06 shall remain in effect and the Company shall remain obligated to provide the medical and dental coverage provided for herein to the Executive's immediate family. The Executive or, upon her death, her legal representative shall reimburse the Company annually for such coverage in an amount equal to the total medical and dental coverage costs of the Company for all of its employees during the preceding 12 months divided by the total number of covered employees of the Company (including retired employees receiving coverage from the Company) as of the last day of the 12 month period.

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                                  ARTICLE III

                           Termination of Employment

          Section 3.01. Events of Termination. In the event that during the Employment Period there should occur (i) the "Total and Permanent Incapacity" (as hereinafter defined) of the Executive (ii) the "Serious Misconduct" (as hereinafter defined) of the Executive or (iii) the willful breach by the Executive of Article IV of this Agreement, the Company (acting by resolution adopted by the Board in the manner prescribed by the Rules of the Company) may elect, notwithstanding any provision herein to the contrary, to terminate the rights and obligations of the parties hereunder, except as otherwise provided in this Section 3.01 and in Section 4.03(D), by written notice to the Executive. In the event the Company exercises such election, the Employment Period shall terminate effective with such notice, but:

          (1) in the case of termination pursuant to item (i) above, the Executive shall be entitled to receive full compensation under Section 2.01 for the portion of the Employment Period through the date of such termination, plus (a) (but without duplication) the amount to which she is, or would have been but for the occurrence of Total and Permanent Incapacity, entitled under Section 2.03 (paid as provided in the first sentence of Section 2.01 to the end of the Employment Period as in effect immediately prior to such termination) and (b) reimbursement for her expenses under Section 2.05; and

          (2) in the case of termination pursuant to item (ii) or item (iii) above, the Executive shall be entitled to receive full compensation under
     Section 2.01 for the portion of the Employment Period through the date of such termination, plus reimbursement for her expenses under Section 2.05.

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          Section 3.02. Definitions of Certain Terms. "Total and Permanent
Incapacity" shall mean such physical or mental condition of the Executive as is expected to continue indefinitely and which renders the Executive incapable of performing any substantial portion of the services contemplated hereby, as confirmed on the basis of competent medical evidence by a medical doctor appointed by the then President of Mercy Hospital and Medical Center or, if not available, appointed by the Board with the approval of the Executive or her legal representative, which approval shall not unreasonably be withheld. "Serious Misconduct" shall mean embezzlement or criminal misappropriation of corporate funds, other act of gross dishonesty or criminal misconduct by the Executive which brings her or the Company into disrepute, and willful and repeated refusal to perform or substantial and repeated disregard of the significant duties assigned pursuant to Article I of this Agreement or significant and willful violation of the Executive's duty of loyalty to the Companies.

          Section 3.03. Death. In the event of the death of the Executive during the Employment Period, this Agreement shall terminate; provided, however, that the Executive's estate shall be entitled to receive any accrued and unpaid compensation under Section 2.01 and any unreimbursed expenses under Section 2.05; and provided further, that the Executive's immediate family shall be entitled to continue receiving medical and dental coverage under Section 2.06.

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                                  ARTICLE IV

                   Non-Competition; Confidential Information;
                              Trading Prohibition

          Section 4.01. Non-Competition. During the Employment Period, and for a period of one year thereafter [provided, however, that this Agreement has not been terminated pursuant to item (ii) or (iii) of the first sentence of Section 3.01], the Executive:

          (A) except as otherwise may be authorized pursuant to Section 1.02, shall not engage in any activities, whether as employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with (1) the businesses conducted at the date hereof by the Companies (including the operation of exchange markets for the trading of futures and options contracts) or (2) any business in which the Companies are substantially engaged at any time during the Employment Period; and

          (B) shall not solicit, in competition with the Companies, any person who is a customer of the businesses conducted by the Companies at the date hereof or of any business in which the Companies are substantially engaged at any time during the Employment Period.

          Section 4.02. Trade Secrets. The Executive shall not, at any time during the Employment Period or thereafter, intentionally divulge any trade secrets or other confidential information of any of the Companies, except to the extent that such information becomes a matter of public record, is published in a newspaper, magazine or other periodical available to the general

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public, or as the Board or Executive Committee of the Board may so authorize in writing, or as may be required by law or under legal process; and when the Executive shall cease to be employed by the Company, the Executive shall surrender to the Company all records and other documents obtained by her or entrusted to her during the course of her employment hereunder (together with all copies thereof) which pertain specifically to any of the businesses covered by the covenants in Section 4.01 or which were paid for by any of the Companies; provided, however, that the Executive may retain copies of such documents as are reasonably necessary for the Executive's personal records for federal income tax purposes or, with the approval of the Board, for other purposes relating to the Executive's legal affairs, which approval shall not unreasonably be withheld.

          Section 4.03. Scope of Covenants; Remedies. The following provisions shall apply to the covenants of the Executive contained in Sections 4.01 and 4.02:

          (A) the covenants contained in paragraphs (A) and (B) of Section 4.01 shall apply throughout the United States and within all other territories in which any of the Companies are actively engaged in the conduct of business during the Employment Period;

          (B) without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Executive of the covenants contained in Sections 4.01 and 4.02, it is expressly agreed by the Executive and the Company that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof;

          (C) each party intends and agrees that if in any action before any court or agency legally empowered to enforce the covenants contained in Sections 4.01 and 4.02 any term, restriction, covenant or promise contained therein is found to be unreasonable and

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     accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

          (D) except as otherwise expressly provided, the covenants contained in Sections 4.01 and 4.02 shall survive the conclusion of the Executive's employment by the Company.

          Section 4.04. Trading Prohibition. During the Employment Period the Executive shall not trade for her own account or for the account of others on the Company or on any other exchange or market, or engage in any transaction, which exchange, market or transaction is subject to direct regulation under the Commodity Exchange Act as it may be amended from time to time.

                                   ARTICLE V

                                 Miscellaneous

          Section 5.01. Services as Officer or Director. During the Employment Period, the Executive shall serve, if elected or appointed, as an officer, or director, of all current and future subsidiaries and affiliates of the Company without any additional compensation for such services.

          Section 5.02. Notices. Any notice or request required or permitted to be given hereunder shall be sufficient if in writing and delivered personally or sent by registered mail, return receipt requested, to the addresses hereinbelow set forth or to any other address designated by either party by notice similarly given (such notice shall be deemed to have been given upon the personal delivery or such mailing thereof, as the case may be).

          (i)  If to the Company:

               President
               Board of Trade of the City of Chicago
               141 West Jackson Boulevard
               Chicago, Illinois 60604

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          (ii)  If to the Executive:

                Carol A. Burke
                734 W. Hutchinson Street
                Chicago, Illinois 60613

          Section 5.03. Assignment and Succession. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and the Executive's rights and obligations hereunder shall inure to the benefit of and be binding upon her legal representatives.

          Section 5.04. Amendments. No waiver, modification or amendment of any provision hereof shall be effective unless authorized by the Board and executed in writing on behalf of the Company by the President. Any such waiver, modification or amendment shall require the written consent of the Executive.

          Section 5.05. Severability. If any portion of this Agreement shall be declared void and unenforceable by any court or agency the remainder of this Agreement shall continue in all respects to be valid and enforceable.

          Section 5.06. Waiver. Any failure by either party to this Agreement to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of any other provision hereof.

          Section 5.07. Headings. The Article and Section headings are for convenience of reference only and shall not define or limit the provisions hereof.

          Section 5.08. Applicable Law. This Agreement shall at all times be governed by and construed, interpreted and enforced in accordance with the laws of the State of Illinois.

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          Section 5.09. Exclusive Agreement. Effective May 18, 1999, this
Agreement constitutes the only agreement between the parties hereto and supersedes any prior agreements, express or implied, between the parties.

                                 *  *  *  *  *

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          IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its President and the Executive has signed this Agreement as of the day and year first above written.


                                       BOARD OF TRADE OF THE
                                       CITY OF CHICAGO


                                       By: /s/ Thomas R. Donovan
                                           -----------------------------
                                               Thomas R. Donovan
                                               President



                                           /s/ Carol A. Burke
                                           -----------------------------
                                               Carol A. Burke

WITNESS:

/s/ Paul J. Draths
----------------------------
    Paul J. Draths
    Secretary
    Board of Trade of the
    City of Chicago

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